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                                                                     Exhibit 16d

                             WASATCH MICRO-CAP FUND


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR ONE YEAR PERIOD

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1


FOR THE PERIOD FROM JUNE 19, 1995 (COMMENCEMENT OF OPERATIONS)
       TO SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                       OF $10,000
         Cumulative total return = 36.0%

                 36.0% = (13,600/10,000)
                                                        1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)   -1
                                         of $10,000